                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


       Date of Report (Date of earliest event reported) December 10, 1998
                                                        -----------------

                                 RENT-WAY, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                0-22026                          25-1407782
-------------------------------             ------------------------       ---------------------------------
(State or other jurisdiction of             (Commission File Number)       (IRS Employer Identification No.)
        incorporation)


One Rent-Way Place, Erie, Pennsylvania                              16505
-----------------------------------------                         ----------
(Address of principal executive offices)                          (Zip Code)


                                 (814)455-5378
                                 -------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

     On December 10, 1998, the Registrant completed its previously announced merger (the "Merger") with Home Choice Holdings, Inc., a Delaware corporation ("Home Choice"), pursuant to an Agreement and Plan of Merger dated as of September 1, 1998, between the Registrant and Home Choice.

     In connection with the Merger, the Registrant will issue approximately 10 million shares of its common stock.

     On December 10, 1998, the Registrant issued a press release, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

      (c)  Exhibits.

2.1   -    Agreement and Plan of Merger, dated as of September 1, 1998, by and between the Registrant and Home Choice (filed as Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-66955), filed and declared effective on November 6, 1998, and incorporated herein by reference).

10.1  -    Non-Competition Agreement by and between the Registrant and Mr.
           George Johnson, dated December 10, 1998, and filed herewith.


99.1  -    Press Release dated December 10, 1998, announcing the completion of the Merger between the Registrant and Home Choice.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       RENT-WAY, INC.
                                       (Registrant)




Date: December 24, 1998                By: /s/ JEFFREY A. CONWAY
                                          ---------------------------
                                           Jeffrey A. Conway
                                           Vice President and Chief
                                              Financial Officer






                                     - 3 -